                          SECURITIES AND EXCHANGE COMMISSION

                                 Washington, DC 20549

                           -------------------------------

                                       FORM 8-K

                                    CURRENT REPORT


      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (date of earliest event reported:        May 11, 1998
                                                       ------------------------


                            TransCor Waste Services, Inc.
      -------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)


               Florida                    1-11822                65-0369288
      -------------------------------------------------------------------------
      (State or other jurisdiction     (Commission             (IRS Employer
             of incorporation)          File Number)       (Identification No.)


                      1502 Second Avenue, East - Tampa, FL 33605
      -------------------------------------------------------------------------
                       (Address of principal executive offices)


      Registrant s telephone number, including area code:     (813) 248-3878
                                                          ---------------------

      -------------------------------------------------------------------------
            (Former name or former address, if changed since last report.)


      Item 2.   Disposition of Assets

           On May 11, 1998, TransCor Waste Services, Inc., executed an agreement to sell certain assets as described in a press release, a copy of which is being filed as Exhibit 1 to this Form 8-K. The transaction is scheduled to close on May 31, 1998.

      Item 7.   Financial Statements and Exhibits

            Exhibit 1 - Press Release dated May 18, 1998
            Exhibit 2 - Asset Purchase Agreement dated May 31, 1998


                                    SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TRANSCOR WASTE SERVICES, INC.

      Dated:     August 4, 1998
              -------------------

                               By:  /s/ Joseph M. Williams
                                    -------------------------------------------
                                    Name:     Joseph M. Williams
                                    Title:    President



                                                                      Exhibit 1


      FOR IMMEDIATE RELEASE: MONDAY,  MAY 18, 1998

      TRANSCOR  WASTE   SERVICES,  INC.,   ANNOUNCES  SALE  OF   BUSINESSES  IN
      JACKSONVILLE AND MIAMI, FLORIDA


      TAMPA, FLORIDA, MONDAY, MAY 18, 1998... TransCor Waste Services, Inc. (NASDAQ: TRCW) TransCor Waste Services, Inc., president, Mr. Joseph M. Williams announced today that, Our entire Jacksonville area waste collection and recycling operations assets, and certain assets of our Miami front-end load and rear-load commercial waste and recycling business will be sold to Eastern Environmental Services of Florida, Inc., in a cash transaction totaling $11.6 million. Mr. Williams added, A definitive agreement has been executed by both companies and closing is expected by May 31, 1998.

      Mr. Williams concluded, The sale of these operations is consistent with the plan we implemented in mid 1997 to re-focus our management and resources towards a more concentrated geographic area and service base. The recent startup of the Hillsborough County, Florida franchise and the October 1, 1998 start-up of the Cape Coral, Florida franchise will provide significant revenue opportunities to off-set the revenue lost from this sale. We have completed the consolidation necessary to develop consistent profitable results and now we can look forward to selectively growing this business.

      TransCor, a regional solid waste and recycling company, provides services to commercial, industrial, and residential customers in the state of Florida. TransCor s services include transfer, collection, transportation, waste segregation, recycling, demolition, and disposal. TransCor is headquartered in Tampa, Florida, and operates facilities in Miami, Dade County; Clearwater, Pinellas County; Tampa, Hillsborough County; Jacksonville, Duval County; and Ft. Myers, Lee County.

      Kimmins Corp. (NYSE:  KVN) owns  74 percent of  TransCor Waste  Services,
      Inc.


      Contact:  Joseph M. Williams
                TransCor Waste Services, Inc.
                (813) 247-0151

                                                                      EXHIBIT 2

                               ASSET PURCHASE AGREEMENT

                                    KIMMINS CORP.

                            TRANSCOR WASTE SERVICES, INC.

                               KIMMINS RECYCLING CORP.

                   EASTERN ENVIRONMENTAL SERVICES OF FLORIDA, INC.

                                         AND

                         EASTERN ENVIRONMENTAL SERVICES, INC.


                                  TABLE OF CONTENTS


                                                                           Page
                                                                           ----

      RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

      ARTICLE I ASSET TRANSFER; CLOSING . . . . . . . . . . . . . . . . . . . 1

      ARTICLE II TITLE INSURANCE  . . . . . . . . . . . . . . . . . . . . . . 6

      ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER  . . . . . . . . . 7

      ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASERS . . . . . . .  16

      ARTICLE V ADDITIONAL AGREEMENTS OF SELLER . . . . . . . . . . . . . .  16

      ARTICLE VI ADDITIONAL AGREEMENTS OF PURCHASERS  . . . . . . . . . . .  17

      ARTICLE VII CONDITIONS OF PURCHASERS  . . . . . . . . . . . . . . . .  17

      ARTICLE VIII CONDITIONS OF SELLER . . . . . . . . . . . . . . . . . .  18

      ARTICLE IX INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . .  19

      ARTICLE X OTHER PROVISIONS  . . . . . . . . . . . . . . . . . . . . .  22


                                      SCHEDULES

      To Be Agreed to and Attached to this Agreement Prior to Closing


      1.9(c)    Opinion of Counsel for Purchasers
      1.9(d)    Assignment and Assumption Agreement
      1.10(a)   Bill of Sale
      1.10(e)   Non-competition Agreement
      1.10(f)   Opinion of Counsel for Seller

      Enclosed in Disclosure Binder

      1.4(a)    Containers
      1.4(b)    Rolling Stock
      1.4(c)    Equipment
      1.4(f)    Customers
      1.4(h)    Permits
      1.4(k)    Landfill Contracts
      1.5       Excluded Contracts
      1.11(b)   Allocation of Purchase Price to Assets
      2.1       Real Property Description
      3.3       Contracts, Permits, Mortgages and Material Documents
      3.6       Real Property Interests
      3.6(a)    Exceptions to governmental compliance
      3.6(b)    Exceptions to lawful use of the Real Property
      3.6(c)    Exceptions to conduct in compliance with Applicable laws
      3.6(e)    Litigation or administrative proceedings for
                environmental violations
      3.6(f)    Definition of "Hazardous Materials" and
                Environmental Conditions
      3.6(h)    Wetlands
      3.6(i)    Mechanic's liens
      3.6(k)    Exceptions to proceedings which would affect
                use of the Real Property
      3.7       Accounting Exceptions
      3.9       Adverse Changes
      3.10      Insurance Policies, Performance Bonds
                and Letters of Credit
      3.12      Employees
      3.13(a)   Violations of federal, state or local law
      3.13(b)   Environmental violations
      3.13(c)   Landfills and disposal facilities
      3.13(f)   List and Synopsis of All Litigation
      3.15      Required Consents
      5.8       Certain Miami Contracts

                               ASSET PURCHASE AGREEMENT

           This Asset Purchase Agreement ("Agreement") is made as of May 31, 1998, by and among Kimmins Corp., a Delaware corporation (the "Parent"), TransCor Waste Services, Inc., a Florida corporation ("TransCor"), Kimmins Recycling Corp., a Florida corporation ("Company"), Eastern Environmental Services, Inc., a Delaware corporation ("EESI") and Eastern Environmental Services of Florida, Inc., a Delaware corporation ("EESF") For purposes of this Agreement, EESI and EESF are collectively referred to as the "Purchasers or Purchaser," and Parent, TransCor and the Company may be sometimes referred to collectively, as the "Seller."

                                       RECITALS

           The Parent owns a controlling interest of the outstanding stock of TransCor, and TransCor is the owner of all of the outstanding stock of the Company. The Company is in the business of operating a solid waste transfer station and collecting, recycling, transporting, and disposing of non-hazardous solid waste in various cities in Florida, including Jacksonville and Miami. The parties desire that substantially all of the assets of KRC used in its Jacksonville area waste collection and recycling operations ("Jacksonville Business") and certain assets of the Company used in its Miami area front-end load and rear-load commercial waste collection, and front-end load and rear-end load corrugated recycling operations (as so limited, the "Miami Business") be acquired by EESF for cash, all on the terms contained herein.

           Throughout this Agreement various Schedules are referenced as being attached to this Agreement. Notwithstanding the fact that all Schedules are referred to as being attached to this Agreement, some of the Schedules are not attached but instead appear in a Disclosure Binder prepared by the Seller. The Disclosure Binder is organized under subheadings which correspond to the various Schedules described in this Agreement. For purposes of identification, the Disclosure Binder has been identified by the parties by a written statement executed by the parties and appearing as the first page of the Disclosure Binder.

                                      ARTICLE I
                               Asset transfer; Closing

           Section 1.1 Incorporation of Recitals. The recitals set forth above are incorporated herein by reference and are a part of this Agreement.

           Section 1.2 Place for Closing. Subject to Section 1.9 hereof, closing under this Agreement shall take place at the offices of EESF, 4300 Ravenswood Boulevard, Dania, Florida, or such other place as the parties hereto may agree upon. The date that Closing occurs is referred to hereinafter as the "Closing Date" and the act of closing as "Closing."

           Section 1.3 Agreement to Transfer Assets; Consideration. At the Closing, the Company shall transfer and deliver to EESF the Assets as hereafter defined and as set forth in Section 1.4 below, and EESI shall deliver to the Company the total consideration of $11, 596,000 (the "Cash Payment"), payable by wire transfer of good funds to such account as Company shall designate.

           Section 1.4 Description of Assets. Upon the terms and subject to the conditions set forth in this Agreement on the Closing Date the Company shall grant, convey, sell, transfer and assign to EESF the following assets, properties and contractual rights of the Company, wherever located, all as set forth in this Section 1.4 (the "Assets"). Each of the Schedules described in this Section 1.4 shall set forth under separate subheadings the Assets attributable, respectively, the Jacksonville Business and the Miami Business.

           (a)  All  of  the  containers and  carts  ("Containers")  listed  on
      Schedule 1.4(a);

           (b) All of the motor vehicles and all attachments, accessories and materials handling equipment ("Rolling Stock") listed on Schedule 1.4(b);

           (c)  All of  the  compactors, balers,  scales,  recycling and  other
      equipment  used   in  the   Jacksonville  Business  and   Miami  Business
      (collectively, the "Business"), all as listed on Schedule 1.4(c);

           (d) All radios located in the Rolling Stock, radio base stations, and all manual and automated routing and billing systems and components thereof, including, without limitation, all computer hardware and accounting records used in the Jacksonville Business and located in Jacksonville, and all computerized accounting records used in the Miami Business in such format as mutually agreed to and readily available to the Company;

           (e) All of the inventory of parts, tires and accessories owned by the Company and used in connection with the Business, and located in Jacksonville and Miami, but in Miami only those items that are directly related to the Miami Business;

           (f) All contractual rights of the Company with the customers of the Business (whether oral or in writing) ("Customer Contracts"); the Customer Contracts in existence on the date hereof are listed on Schedule 1.4(f);

           (g) All of the shop tools located in Jacksonville and owned by the Company;

           (h) All permits, licenses, franchises, consents and other approvals from governments, governmental agencies (federal, state and local) and/or third parties ("Consents and Approvals") held by the Company relating to, used in or required for the operation of any of the Assets, all of which are listed on Schedule 1.4(h), to the extent such Consents and Approvals are assignable;

           (i) The non-competition agreements executed by employees of the Business which run in the favor of the Company and the Contract between the Company and Curtis Hart dated January 15, 1998;

           (j) All of the furniture and office or other equipment used in the conduct of the Jacksonville Business;

           (k) All real property owned by the Company and used in the Jacksonville Business ("Real Property");

           (l) All contractual rights of the Company under those landfill disposal contracts relating to the Jacksonville Business ("Landfill Contracts") listed on Schedule 1.4(k); and

           (m) All books, records, original agreements and contracts and title documents relating to the items set forth in (a) through (k) above.

      At Closing, good and marketable title to the Assets will be conveyed to Purchasers by the Company free and clear of all liens, encumbrances, security interests and claims.

           Section 1.5 Excluded Assets. All of the personal property used by the Company in the conduct of the Jacksonville Business is included among the Assets. Only the personal property scheduled in Section 1.4 with respect to the Miami Business is included among the Assets.

           Section 1.6 Assumption of Obligations. From and after the Closing, the Purchasers agree to assume and perform all of Company's obligations under the Customer Contracts included in the Assets, under the Landfill Contracts, and under the Consents and Approvals listed on Schedule 1.4(h) which are actually assigned to EESF, to the extent, and only to the extent, such obligations first mature and are required to be performed subsequent to the close of business on the Closing Date ("Assumed Liabilities"). The Assumed Liabilities are being assumed by Purchaser "as is", except for the warranties and representations made by Sellers in this Agreement.

           Section 1.7 Non-Assumption of Liabilities. Except for the Assumed Liabilities and for as otherwise specifically provided by this Agreement, Purchasers shall not, by the execution and performance of this Agreement or otherwise, assume, become responsible for, or incur any liability or obligation of any nature of the Seller, whether legal or equitable, matured or contingent, known or unknown, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, including, without limiting the generality of the foregoing, any liability or obligation arising out of or relating to: (a) any occurrence or circumstance (whether known or unknown) which occurs or exists on or prior to the Closing Date and constitutes, or which by the lapse of time or giving notice (or both) would constitute, a breach or default under any lease, contract, or other instrument or agreementor obligation (whether written or oral); (b) injury to or death of any person or damage to or destruction of any property, whether based on negligence, breach of warranty, or any other theory; (c) violation of the requirements of any governmental authority or of the rights of any third person, including, without limitation, any requirements relating to the reporting and payment of federal, state, local or other income, sales, use, franchise, excise or property tax liabilities of Seller; (d) the generation, collection, transportation, storage or disposal by the Seller of any materials, including, without limitation, municipal service waste, special waste, construction and demolition debris, or hazardous materials; (f) any compensation, severance pay, or accrued vacation pay obligation of the Seller owed to employees of the Company for periods prior to the Closing Date, or any obligations under any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) or any other fringe benefit program maintained or sponsored by Seller or to which the Seller contributes or any contributions, benefits or liabilities therefor or any liability for the withdrawal or partial withdrawal from or termination of any such plan or program by the Seller; (g) the debts and obligations of the Seller, except for the Assumed Liabilities; (h) any violation by the Seller of any law, including, without limitation, any federal, state or local antitrust, racketeering or trade practice law; and (i) liabilities or obligations of the Seller for brokerage or other commissions relative to this Agreement or the transaction contemplated hereunder.

           Section 1.8 Term and  Time for Closing. Following execution  of this
      Agreement, the Purchasers and  Seller shall be obligated to  conclude the transaction  strictly in accordance  with its  terms within  ten business days after the conditions of Closing set forth in Article VII and Article
      VIII  have been  satisfied or  waived. If  the  failure to  conclude this transaction is  due to the refusal  and failure of Seller  to perform its obligations to close under this Agreement, Purchasers may seek to enforce this  Agreement  with  an action  of  specific  performance,  or, in  the alternative, shall be entitled to liquidated damages in the amount of 10%
      of  the Cash Payment. If the failure  to conclude this transaction is due to the refusal  and failure of Purchasers to perform their obligations to close under this Agreement, the Seller may seek to enforce this Agreement with an action of specific performance, or,  in the alternative, shall be entitled to liquidated damages in the amount of 10% of the Cash Payment.

           This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date:

           (a) by mutual written agreement of EESI and the Seller;

           (b) by EESI within thirty (30) days after the date of this agreement, if EESI is not satisfied, in its sole discretion, with the due diligence it conducts on the Business, the Real Property, and the Assets subsequent to the date of this Agreement.

           (c) by the Seller, or by EESI, in the event Purchasers or the Seller, as applicable, makes a material misrepresentation under this Agreement or breaches a material covenant or agreement under this Agreement, and fails to cure such misrepresentations or breach within ten
      (10) business days from the date of written notice of the existence of such misrepresentation or breach; or

           (d) by the Seller or EESI, if the Closing shall not have occurred by June 30, 1998, or such other date as may be agreed to by the parties hereto in writing, due to the non-fulfillment of a condition precedent to such party's obligation to close as set forth at Article VII or VIII hereof, as applicable (through no fault or breach by the terminating party). However, if the only condition to Closing which has not been satisfied is the condition set forth in Section 7.3, the date of June 30, 1998, shall be extended to July 31, 1998, at the option of EESI or Seller, to be exercised through written notice to Seller or EESI, as applicable.

           All terminations shall be exercised by sending the other parties a written notice of the termination. In the event this Agreement is terminated as provided herein, this Agreement shall become void and be of no further force and effect and no party hereto shall have any further liability to any other party hereto, except that this Section 1.8,
      Article IX, Section 10.1, Section 10.2 and Section 10.15 shall survive and continue in full force and effect, notwithstanding termination. The termination of this Agreement shall not limit waive or prejudice the remedies available to the parties, at law or in equity, for a breach of this Agreement.

           Section 1.9 Deliveries by Purchasers. At the Closing, Purchasers shall deliver, all duly and properly executed, authorized and issued (where applicable):

           (a) The Cash Payment, as provided in Section 1.3 above, to be delivered to the Company;

           (b) A copy of resolutions of the directors of EESF and the directors of EESI authorizing the execution and delivery of this Agreement and each other agreement to be executed in connection herewith (collectively, the "Collateral Documents") and the consummation of the transactions contemplated herein and therein;

           (c) A favorable opinion from counsel for EESI, dated the Closing Date, in the form attached as Schedule 1.9(c); and

           (d) An Assignment and  Assumption Agreement in the form  attached as
      Schedule   1.9(d)  attached  hereto   (the  "Assignment   and  Assumption
      Agreement");

           (e) Other documents and instruments required by this Agreement, if any.

           Section 1.10 Deliveries by Seller. At the Closing, the Seller shall deliver to Purchasers, all duly executed, the following:

           (a) A duly executed Bill of Sale for the Assets to be conveyed and assigned, in the form attached as Schedule 1.10(a);

           (b) A certified copy of resolutions of the directors of the Company authorizing the execution and delivery of this Agreement and each of the Collateral Documents;

           (c) The Certificate described at Section 7.1;

           (d) The Assignment and Assumption Agreement;

           (e) A  Non-competition Agreement in  form and substance  attached as
      Schedule 1.10(e);

           (f) A favorable opinion from counsel for Seller, dated the Closing Date, in form and substance attached as Schedule 1.10(f);

           (g)  A General  Warranty  Deed conveying  each  parcel of  the  Real
      Property;

           (h) Physical possession of all Assets at the location of the respective Business; and

           (i) Other collateral documents and instruments required by this Agreement, if any.

           Section 1.11 Transfer Tax, Allocation of Purchase

           (a) Purchaser shall pay all sales, transfer taxes and fees imposed on the conveyance of the Assets by all governments, state, local and federal, including all fees incurred in re-titling and registering the Rolling Stock.

           (b) The parties agree that the consideration for the sale of the Assets and the Real Property shall be allocated among the Assets and the Real Property, and among the Jacksonville Business and the Miami Business, as set forth on Schedule 1.11(b) attached hereto. The Seller and the Purchasers acknowledge that the allocation has been arrived at based upon their negotiations and shall be used by them for all purposes, including, but not limited to, federal, state, and local tax and financial reporting purposes, and they shall not take any position inconsistent to the allocation. On the Closing Date, the Purchasers and the Seller shall execute Internal Revenue Form 8594 which form shall be binding on the Purchasers and the Seller and shall be filed with the income tax returns of the Purchasers and the Seller.

                                      ARTICLE II
                                   Title Insurance

           Section 2.1 Real Property. The Company owns the Real Property, a legal description of the metes and bounds of which is attached as
      Schedule 2.1. For purposes of this Agreement, "Real Property" shall also include (i) all of the Company's right, title and interest in and to all easements, rights-of-way, privileges and appurtenances thereto, (ii) all of the Company's right, title and interest, if any, in and to the beds of all streets, roads, avenues or highways, open or proposed, abutting the Real Property, (iii) all of the Company's right, title and interest, if any, in and to any award in condemnation, or damages of any kind, to which The Company may have become entitled or may hereafter be entitled, by reason of any exercise of the power of eminent domain with respect to the Real Property or any other right, title or interest to be sold hereunder or any part thereof, and (iv) all of The Company's right, title and interest in and to all surveys, architectural and engineering plans, specifications, drawings, reports, etc., if any, presently existing or hereafter prepared, with respect to the Real Property. As of the date of this Agreement Seller's believe, but are not certain, that the Real Property may be owned by a subsidiary of the Seller other than the Company. If the Real Property is owned by an entity other than the Company, the Seller will cause the owner to convey the Real Property and this Article shall be deemed modified to reflect the name of the actual owner of the Real Property.

           Section 2.2 Owners Title Policy. At Closing, Seller shall furnish to Purchasers with respect to the Real Property an extended coverage owners policy of title insurance from a title company acceptable to Purchasers (the "Title Company") in the amount equal to the fair market value of with respect to the Real Property ("Owners Policy"). The Owners Policy shall have each of the Title Company's standard printed exceptions
      deleted  and   shall  include   comprehensive,   access  and   contiguity
      endorsements. The Owners Policy shall insure title to the Real Property to be in fee simple in EESF, subject only to the exceptions permitted by
      Section 2.3 hereof. Seller shall order a preliminary title commitment in respect of the Real Property and shall cause the same to be delivered to
      Purchaser  and  its  counsel,  together  with  all  documents   noted  as
      exceptions to title in the preliminary title commitment. Seller shall deliver to Purchasers any unrecorded leases, option agreements, contracts and any other items affecting title which are in the possession of, or known to, Seller. Purchasers, within 5 business days after the receipt of such title commitment, and all such other documents required by this Section, shall either: (i) notify in writing of Purchaser's approval of the form and substance of the preliminary title commitment and such other documents; or (ii) notify Seller in writing that Seller must remove or satisfy any exception or exceptions shown in the preliminary title commitment or contained in any such other document which are not acceptable to Purchasers. If the exceptions objected to are not removed or satisfied within fifteen (15) days after the date of receipt by Seller of notice from Purchasers in accordance with (ii) above, then Purchasers may, at Purchasers' sole option, to be exercised by written notice to Seller, either: (a) accept such title as Seller is able to furnish without removal of the exceptions to which Purchaser objected; or (b) allow Seller additional time in which to cure or remove any objected to exceptions; or (c) terminate this Agreement. Seller agrees to use its

      reasonable efforts to remove any exception which is not accepted by the Purchasers in accordance with this Section 2.2. At least three business days prior to the Closing Date, Seller shall cause Title Company to deliver to Purchaser and its counsel a pro forma Owners Policy or marked title commitments listing as exceptions only those matters accepted by the Purchasers and or not objected to by the Purchasers under this
      Section 2.2 ("Permitted Exceptions"), containing all endorsements and otherwise in the form required by this Section 2.2.

           Section 2.3 Permitted Exceptions. The Owners Policy shall insure EESF's interest in the Real Property to be free and clear of all encumbrances and exceptions whatsoever except for the Permitted Exceptions.

           Section 2.4 Survey. Seller shall furnish Purchasers with a survey relating to the Real Property that is sufficiently current that the Title Company shall not include a survey exception in the Owner's Policy. If Seller does not have such a survey available, Purchaser, at its election, may have a survey of the Real Property made at its expense. Seller will cooperate and aid Purchasers' surveyor in preparing any survey commissioned by Purchasers.

                                     ARTICLE III
                     Representations and Warranties of the Seller

           Whenever the phrase "to Seller's knowledge," or a similar phrase is used in this Agreement, the phrase as to Parent and TransCor means the actual knowledge of any officer or director of Parent or TransCor. Whenever the phrase "to Seller's knowledge" or "to Company's knowledge", or a similar phrase is used in this Agreement, the phrase as to the Company means the actual knowledge of any general manager, officer or director of the Company and the knowledge such officers, directors or general managers would or should have had, if such officer, director or general manager had exercised reasonable diligence in the ordinary conduct of the Business. It does not contemplate, however, that Seller, or its officers, directors or general managers, have performed any additional or specific due diligence in connection with this transaction or in making the representations and warranties contained herein. With knowledge that Purchasers are relying upon the representations, warranties and covenants herein contained, the Seller represents and warrants to Purchasers and makes the following covenants for the Purchasers' benefit:

           Section 3.1 Organization and Standing. The Company is a corporation duly organized, legally existing and in good standing under the laws of the states of their incorporation, with full power and authority to own the Real Property and Assets and conduct the Business as now being conducted.

           Section 3.2 Authorization. The Company has by proper corporate proceedings duly authorized the execution, delivery and performance of this Agreement and each of the Collateral Documents to be entered into by Seller and no other corporate action is required by law or the certificate of incorporation or by-laws of Seller. The Parent owns a controlling majority of the outstanding stock of TransCor, and TransCor is the owner of all of the outstanding stock of The Company.

           Section 3.3 Contracts, Permits and Material Documents. The items listed in Schedule 3.3 attached hereto are all of the following ("Material Documents") with respect to the Assets which provide a benefit or imposes a detriment of a single item value of $25,000 or more: (i) leases for real and personal property, (ii) licenses, (iii) franchises,
      (iv) promissory notes, guarantees, bonds, mortgages, liens, pledges, and security agreements under which the Business or any of the Assets are bound or under which the Business or any of the Assets are the beneficiary, (v) collective bargaining agreements, (vi) patents, trademarks, trade names, copyrights, trade secrets, proprietary rights, symbols, service marks, and logos, (vii) all permits, licenses, consents and other approvals from governments, governmental agencies (federal, state and local) and/or third parties relating to, used in or required for the operation of any of the Assets or Real Property; (viii) all surety bonds, closure bonds or any other obligation which the Company has liability for with respect to the Business; and (ix) other contracts, agreements and instruments not listed on another Schedule attached to this Agreement (such as the customer contracts listed on Schedule 1.4(f)) which are binding on the Business or any of the Assets and pursuant to which the Company derives a benefit or incur a detriment having a value of $ 10,000 or more. The Material Documents listed on Schedule 3.3 are organized under separate headings for the Jacksonville Business and the Miami Business and under subheadings for each of the different type of documents listed. Except as set forth on Schedule 3.3, neither the Company nor any person or party to any of the Material Documents or bound thereby is in material or knowing default under any of the Material Documents, and, to the knowledge of Seller, no act or event has occurred which with notice or lapse of time, or both, would constitute such a default. The Company is not a party to, and none of Company's properties are bound by, any agreement or instrument which is material to the continued conduct of the Business as now being conducted, except as listed in Schedule 3.3.

           Section 3.4 Personal Property; Title. All items of personal property used in the Jacksonville Business, and those items of personal property used exclusively in connection with the Miami Business, are included among the Assets listed on the Schedules described in Section 1.4 hereof and will be transferred to Purchasers at Closing. All items of personal property owned by the Company and used in connection with the Business are in reasonably good operating condition as of the date of this Agreement, normal wear and tear excepted, and are sufficient in type, quantity and quality to operate the Business as it is currently conducted by the Company. The Company at Closing will have good and marketable title to all of the Assets, each free and clear of any mortgages, pledges, liens, encumbrances, leases, charge, claim, security agreement or title retention or other security arrangement.

           Section 3.5 Customers. The name and address of each customer the Business serves together with information as to the services rendered to each such customer, frequency of service and rates charged and the contractual rights of each customer, whether oral or in writing, is listed on Schedule 1.4(f) attached hereto. Neither the Company nor to the Seller's knowledge any other person or party to any of the customer contracts is in material or knowing default under any of the customer contracts, and to Seller's knowledge no act or event has occurred which with notice or lapse of time, or both, would constitute such a default. The purchase of the Assets by Purchasers will not create a default under any customer contract.

           Section 3.6 Real Property. The Company has never owned, leased or otherwise occupied, had an interest in or operated any real property for use in the Jacksonville Business other than the Real Property, except as listed on Schedule 3.6 attached hereto and incorporated herein by reference. The Company or a wholly owned subsidiary of the Seller has good, marketable and insurable title to the Real Property, except for the Permitted Exceptions.

           (a) To Seller's knowledge, in all material respects, except as set forth in Schedule 3.6(a) attached hereto and 'incorporated herein, the Real Property is, and at all times during operation of the Business thereon has been, licensed, permitted and authorized for the operation of such Business under all applicable federal, state and local statutes, laws, rules, regulations, orders, permits (including, without limitation, zoning restrictions and land use requirements) and licenses and all administrative and judicial judgments, rulings, decisions and orders affecting or otherwise applicable to the protection of the environment, the Real Property and the conduct of such Business thereon (collectively, the "Applicable Laws").

           (b) To Seller's knowledge, except as set forth in Schedule 3.6(b) attached hereto and incorporated herein by reference, the Real Property is legally usable for its current uses, and the Real Property can be used by the Purchasers after the Closing to operate such business as is currently operated, without violating any Applicable Law or private restriction, and such uses are legal, conforming uses.

           (c) To Seller's knowledge, except as set forth in Schedule 3.6(c) attached hereto and incorporated herein by reference, all activities and operations conducted on the Real Property, whether by Seller or by third parties, are now being conducted and have always been conducted in compliance with all Applicable Laws.

           (d)  The  Seller  shall  make available  on  Purchaser's  reasonable request all engineering, geologic and other similar reports, documentation and maps relating to the Real Property in the possession or control of the Seller or its consultants or employed professional firms.

           (e) Except as set forth in Schedule 3.6(e) attached hereto and incorporated herein by reference, the Real Property is not now and during the Company's ownership has not been involved in any litigation or administrative proceeding seeking to impose fines, penalties or other liabilities or seeking injunctive relief for violation of any Applicable Laws relating to the environment.

           (f) To Seller's knowledge, there have been no spills, leaks, deposits or other releases by the Company into the environment or onto or under the Real Property of any Hazardous Materials as defined in Schedule 3.6(f) attached hereto or other material environmental conditions other than as disclosed on Schedule 3.6(f).

           (g) No party, other than the Company, has a present or future right to possession of all or any part of the Real Property, except for any right defined in, under or by any of the Permitted Exceptions.

           (h) To Seller's knowledge, and without independent investigation, no portion of the Real Property contains any areas that could be characterized as disturbed, undisturbed or man-made wetlands or as "waters of the United States" pursuant to any Applicable Laws or the procedural manuals of the Environmental Protection Agency, U.S. Army Corps of Engineers or the applicable state agency whether such characterization reflects current conditions or historic conditions which have been altered without the necessary permits or approvals, except as listed on Schedule 3.6(h) attached hereto and incorporated herein by reference.

           (i) There are no mechanic's liens affecting the Real Property and no work has been performed on the Real Property within ninety days of the date hereof for which a mechanic's lien could be filed, except as set forth in Schedule 3.6(i) attached hereto and incorporated herein by reference.

           (j) To Seller's knowledge, there are no levied or pending special assessments affecting all or any part of the Real Property owed to any governmental entity and none is threatened.

           (k) There are no proceedings or amendments pending and brought by or threatened by any third party which would result in a change in the allowable uses of the Real Property or which would modify the right of the Purchasers to use the Real Property for its present uses after the Closing Date, except as set forth in Schedule 3.6(k) attached hereto and incorporated herein by reference.

           Section 3.7 Financial Statements. Within ten days after the date of this Agreement, Company shall deliver to EESI true and correct copies of the following financial statements of the Company (the "Financial Statements"): (i) an unaudited balance sheet for each of the Jacksonville Business and the Miami Business as of December 31, 1997, and March 31, 1998 ("Most Recent Balance Sheet"), and (ii) a statement of operations, cash flows and stockholders' equity for each of the Jacksonville Business and the Miami Business for the periods ended December 31, 1997, and March 3 1, 1998 ("Most Recent Income Statement"), both prepared on an accrual basis internally by Seller. The Most Recent Balance Sheet and Most Recent Income Statement are hereinafter referred to as the "Most Recent Financial Statements."

           The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis in accordance with past custom and practice of the Company. The balance sheets present fairly, in all material respects, the financial condition of the Business as of the dates indicated thereon and the statements of income present fairly, in all material respects, on an accrual basis the results of the operations of the Business for the periods indicated thereon. Since the date of the Most Recent Balance Sheet, the Company has not (i) made any material change in its accounting policies or (ii) effected any prior period adjustment to, or other restatement of, its financial statements for any period. The Financial Statements are consistent with the books and records of the Business (which books and records are correct and complete in all material respects). Since the date of the Most Recent Financial Statements, except as set forth on Schedule 3.7, there has not been any material adverse change in the income, expenses or assets of the Business.

           Section 3.8 Liabilities. The Company does not have any contractual liabilities arising out of the Business, fixed or contingent, other than:

           (a) the Landfill Contracts;

           (b) liabilities fully reflected in the Most Recent Balance Sheet, except for liabilities not required to be disclosed therein in accordance with GAAP; and

           (c) liabilities arising since the date of the Most Recent Balance Sheet arising during the normal course of business consistent with past custom and practice.

           Section 3.9 Fiscal Condition of the Business. Since the date of the Most Recent Balance Sheet, except as set forth in Schedule 3.9, there has not been:

           (a) Any material adverse change in the financial condition, business organization or personnel of the Business or in the relationships of the Business with suppliers, customers or others;

           (b) Any material adverse change to any of the agreements or contracts related to the Business;

           (c) Any sale or other disposition of any asset used in the Business and owned by the Company at the close of business on the date of the Most Recent Balance Sheet, or acquired by them since that date, other than in the ordinary course of business consistent with past practice;

           (d) Any expenditure or commitment by the Company for the acquisition of any single asset or any single business related to the Business, except in the ordinary course of business consistent with past practices and having an acquisition price of $10,000 or less;

           (e) Any damage, destruction or loss (whether or not insured) adversely affecting the Assets or Business, except damage, destruction or loss which does not exceed $25,000 in the aggregate;

           (f) Any bonuses or increases in the compensation payable or to become payable by the Company to any officer or key employee of the Business, except in the ordinary course of business or as required by law or pursuant to a contract which is listed on a Schedule to this Agreement; or

           (g) Any change in accounting method or practice.

           Section 3.10 Policies of Insurance. All insurance policies, performance bonds, and letters of credit insuring the Assets or which the Company has had issued regarding the Assets and which have not expired are listed on Schedule 3.10 attached hereto. Schedule 3.10 includes the names and addresses of the beneficiaries, insurers and sureties, policy and bond numbers, types of coverage or bond, time periods or projects covered and the names and addresses of all known agents or agencies, issuing banks and beneficiaries with respect to each listed insurance policy, performance bond and letter of credit.

           Section 3.11 Tax Returns. The Company has filed all Federal and other tax returns for all periods on or before the due date of such return (as may have been extended by any valid extension of time) and have paid all taxes due for the periods covered by the said returns.

           Section 3.12 Employees. Schedule 3.12 is a list of all current employees of the Company at the Jacksonville Business, and exclusively at the Miami Business, together with the name, address and social security number and current rate of compensation of each such employee and capacity in which each person is employed. No employee of the Company is represented by any union in connection with their employment by the Company. Except as set forth on Schedule 3.12(a), no employee of the Business has a written employment agreement with the Company. There is no pending or, to the knowledge of the Seller, threatened dispute between the Company and any of its employees which might materially and adversely affect the customer contracts being assigned to Purchasers.

           Section 3.13 Legality of Operation.

           (a) To Seller's knowledge, except as disclosed in Schedule 3.13(a) to this Agreement, and except as to Environmental Laws, as hereinafter defined, the Company's use of the Assets and Real Property is in compliance with all Federal, state and local laws, rules and regulations including without limitation, the following laws: land use laws; payroll, employment, labor, or safety laws; or federal, state or local "anti-trust" or "unfair competition" or "racketeering" laws such as but not limited to the Sherman Act, Clayton Act, Robinson Pitman Act, Federal Trade Commission Act, or Racketeer Influenced and Corrupt Organization Act ("Law"). Except as disclosed in Schedule 3.13(a), to Seller's knowledge the Company is in compliance with all permits, franchises, licenses, and orders that have been issued with respect to the Laws and are or may be applicable to the Business, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located, federal, state and local permits, orders, franchises and consents. Except as set forth on Schedule 3.13(a), with respect to any Law there are no claims, actions, suits or proceedings pending, or, to the knowledgeof the Seller threatened against or affecting the Assets or Real Property, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in a material change in how Purchasers may use the Assets or Real Property or which would invalidate this Agreement or any action taken in connection with this Agreement. Except as disclosed in
      Schedule 3.13(a), the Seller has received no notification of any past or present failure by the Seller to comply with any Law applicable to the Assets or Real Property or affecting the Company's use of the Assets or Real Property.

           (b)  To Seller's  knowledge,  and except  as  disclosed in  Schedule
      3.13(b)  to  this  Agreement, the  Business  is  in  compliance with  all federal,  state  and  local  laws,  rules  and  regulations  relating  to environmental  issues of  any  kind  and/or  the  receipt,  transport  or disposal of any hazardous or nonhazardous waste materials from any source
      ("Environmental  Law"). Except  as  disclosed in  Schedule 3.13(b),  with respect  to  any Environmental  Law, the  Business  is being  operated in compliance  with all  permits, licenses,  and  orders related  thereto or issued thereunder with respect  to Environmental Laws, including, without

      limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located. Except as set forth on Schedule 3.13(b), there are no Environmental Law related claims, actions, suits or proceedings pending, or, to the knowledge of the Seller, threatened against or affecting the Business, at law or in equity, or before or by any federal, state, municipal or other ,governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in an adverse change in the financial condition of the Business of $5,000 or more or which would invalidate this Agreement or any action taken in connection with this Agreement. To the knowledge of the Seller, except as set forth on Schedule 3.13(b), the Company has not transported, stored, treated or disposed, nor has Company allowed any third persons, on its behalf, to transport, store, treat or dispose waste generated or processed by the Business to or at (i) any location other than a site lawfully permitted to receive such waste for such purpose or, (ii)any location currently designated for remedial action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CHURCHLY") or any similar federal or state statute; nor has the Company performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of state or federal laws and regulations or in any other manner which may result in liability for contamination of the environment; and the Company has not disposed, nor has Seller knowingly allowed third parties to dispose of waste upon the Real Property other than as permitted by, and in conformity with, applicable Environmental Law. Except as disclosed in Schedule 3.13(b), the Seller has not received notification of any past or present failure by the Seller to comply with any Environmental Law applicable to the Business. Without limiting the generality of the foregoing, the Seller has not received any notification (including requests for information directed to the Seller) from any governmental agency asserting that, in connection with the operation of the Business or the Real Property, or the Seller is or may be a "potentially responsible person" for a remedial action at a waste storage, treatment or disposal facility, pursuant tot he provisions of CHURCHLY, or any similar federal or state statute assigning responsibility for the costs of investigating or remediating releases of contaminants into the environment. The Seller has not received at the Real Property hazardous waste as defined in the Resource Conversation Recovery Act, 42 USCA Section 6901 et seq., or in any similar federal or state statute, except for de-minimis amounts which do not require remediation.

           (c) To Company's knowledge, Schedule 3.13(c) is a complete list of all landfill and other disposal sites to which the Company has brought waste generated by the Business within the past ten years. Except as set forth on Schedule 3.13(c), in the operation of the Business at the Real Property, the Company has never owned, operated, had an interest in, engaged in and/or leased a waste transfer, recycling, treatment, storage, landfill or other disposal facility. To the knowledge of Seller, in the operation of the Business at the Real Property, the Company has obtained and maintained, when required to do so under applicable Environmental Laws, trip tickets, signed by the applicable waste generators demonstrating the nature of all waste deposited and or transported by the Company. To the Seller's knowledge, no employee, contractor or agent of the Business has, in the course and scope of employment with the

      Business, been harmed by exposure to hazardous materials, as defined under the Laws. No liens with respect to environmental liability have been imposed against the Real Property under CHURCHLY, any comparable Florida state statute or other applicable Environmental Law, and to Seller's knowledge no facts or circumstances exist which would give rise to the same.

           (d) Schedules 3.13(a) and 3.13(b) list all remedied violations of Laws and Environmental Laws which existed within the past five years and all outstanding unremedied notice of violations issued to the Seller by any federal, state or local regulatory agency, with respect to the Business or the Assets.

           (e) To Seller's knowledge, no employee, officer, director, or shareholder of the Company is under investigation by the Attorney General of any state, by the District Attorney of any county of any state, or by any United States Attorney or any other governmental investigative agency for the violation of any Laws, including, without limitation, the violation of any anti-trust, racketeering, or unfair competition Laws.

           (f) All pending or, to Seller's knowledge, threatened litigation and administrative or judicial proceedings involving the Real Property or the Business or the Assets is set forth on Schedule 3.13(f) attached, together with a description of each such proceeding.

           Section 3.14 Corrupt Practices. To Seller's knowledge, the Seller has not made, offered or agreed to offer anything of value to any employees of any customers of the Company for the purpose of attracting business to the Company or any foreign or domestic governmental official, political party or candidate for government office or any of their respective employees or representatives in any manner which would result in the Company being in violation of any Law, nor has the Company otherwise taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended.

           Section 3.15 Legal Compliance. The Seller has the right power, legal capacity and authority to enter into, and perform its obligations under this Agreement, and, except as set forth in Schedule 3.15, no approvals or consents of any other persons or entities are necessary in connection with the transactions contemplated by this Agreement. Except as disclosed in Schedule 3.15 to this Agreement, the execution and performance of this Agreement will not result in a material breach of or constitute a material default or result in the loss of any material right or benefit under:

           (a) Any charter, by-law, agreement or other document to which the Company or the Parent are a party or by which the Company, the Parent or any of their property is bound; or

           (b) Any decree, order or rule of any court or governmental authority which is binding on the Company or on any property of the Company.

           Section 3.16 Transaction Intermediaries. No agent or broker or other person acting pursuant to the express authority of Seller is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

           Section 3.17 Disclosure. The representations and warranties of the Seller contained in this Article III or in any Exhibit or Schedule or other document delivered by the Seller pursuant hereto, do not contain any untrue statement of a material fact, or omit any statement of a material fact necessary to make the statements contained not misleading. If, prior to Closing, the Seller becomes aware of any inaccuracy, or misrepresentation or omission in any of the Schedules, it shall immediately advise Purchasers in writing of the inaccuracy, misrepresentation or omission.

                                      ARTICLE IV
                     Representations and Warranties of Purchasers

           With knowledge that Seller is relying upon the representations, warranties and covenants herein contained, the Purchasers Jointly and severally represent and warrant to Seller and make the following covenants for the Seller's benefit:

           Section  4.1  Structure.   The  Purchasers  are   corporations  duly
      organized and legally existing in good standing under the laws of their states of incorporation.

           Section 4.2 Authorization to Proceed with this Agreement. Purchasers have by proper corporate proceedings duly authorized the execution, delivery and performance of this Agreement and each other agreement contemplated to be entered into and no other corporate action is required by law or the Certificate of Incorporation or by-laws of Purchasers.

           Section 4.3 Legal Compliance. The Purchasers have the right, power, legal capacity and authority to enter into, and perform their obligations under this Agreement. The execution and performance of this Agreement will not result in a material breach of or constitute a material default or result in the loss of any material right or benefit under:

           (a) Any charter, by-law, agreement or other document to which the Purchasers are a party or by which the Purchasers or any of their property is bound; or

           (b) Any decree, order or rule of any court or governmental authority which is binding on the Purchaser or on any property of the Purchaser.

           Section 4.4 Transaction Intermediaries. No agent or broker or other person acting pursuant to the express authority of Purchasers is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

                                      ARTICLE V
                           Additional Agreements of Seller

           The parties hereto covenant and agree with the other, as applicable, as follows:

           Section 5.1 Access to Records. The Company shall give Purchasers and their representatives, from the date hereof until six years after the Closing Date, or until such time as the records have been disposed of in the ordinary course of the Company's business, full access during normal business hours upon reasonable notice to all of the properties, books, contracts, documents and records of the Company pertaining to the Assets, and to make available to Purchasers and their representatives all additional financial statements of and all information with respect to the Assets that Purchasers may reasonably request.

           Section 5.2 Continuation of Business. The Company will operate the Assets until the time of Closing, in the ordinary course of business, consistent with past practice, so as to preserve their value intact, and to preserve for Purchasers the relationships of the Company with suppliers, customers, employees and others.

           Section 5.3 Continuation of insurance. The Company shall keep in existence all policies of insurance insuring the Assets and the operation thereof against liability and property damage, fire and other casualty through the time of Closing, consistent with the policies currently in effect.

           Section 5.4 Standstill Agreement. Until the Closing Date, unless this Agreement is earlier terminated pursuant to the provisions hereof, Seller will not, directly or indirectly, solicit offers for the Assets, or respond to inquiries from, share information with, negotiate with or in any way facilitate inquiries or offers from, third parties who express or who have heretofore expressed an interest in acquiring any or all of the Assets.

           Section 5.5 FIRPTA Certificate. Purchasers and the Company acknowledge that the financial provisions of this Agreement are subject to the requirements of the Foreign Investment in Real Property Tax Act ("FIRPTA"), and that the Internal Revenue Code ("Code") Sections 1445 and 6039C require Purchasers in certain circumstances to withhold ten percent (10%) of the amount realized by the Company. Among other circumstances, Purchasers are not required to withhold said amount if the Company furnishes Purchasers with a certificate stating the Company's U.S. Taxpayer Identification Number and that the Company is not a foreign person within the meaning of the Code. Company agrees to provide to Purchasers at Closing such certificate as is reasonably necessary to insure that such withholding is not required under FIRPTA.

           Section 5.6 Asset  Right of First Refusal. If, within one year after
      Closing  occurs  under  this  Agreement,  Company  shall enter  into  any agreement  to  sell  or otherwise  dispose  of  any  of  its assets,  the collective value of which exceeds $100,000,  that are at the time used in any  of Company's Miami  operations that are  not being conveyed  by this
      Agreement, then no later than fifteen days prior to the Company executing

      a contract for the sale or disposition, Company shall notify Purchasers in writing of the agreed-upon terms, and Purchasers shall have the right of first refusal to acquire such assets upon substantially similar terms. Such right of first refusal shall be exercisable only if Purchasers notify Company within fifteen days after receipt of the notice provided for in the prior sentence of their intent to exercise such right.

           Section 5.7 Consents. Seller and Purchasers shall cooperate with each other and use their best efforts and act in good faith to obtain all governmental approvals, authorizations and consents required to be obtained under law to consummate the transaction set forth in this Agreement, including without limitation the transfer or assignment of the current operating permit for the transfer station operated at the Real Property ("Transfer Station") by Company, Permit No. S016-263002, and the transfer or assignment of any pending applications for permits to process construction and demolition debris or municipal solid waste at the Transfer Station (collectively, the "Permit Transfers").

           Section 5.8 Certain Miami Contract. The Customer Contracts listed on
      Schedule 5.8 ("Multiple Service Contracts") require the Company to perform services in addition to rear and front load collection ("Additional, Services"). Purchasers and Seller shall use their reasonable efforts to have the customers who are parties to the Multiple Service Contracts execute new separate contracts with the Purchaser for front and rear load collection and with the Company for the Additional Services. If any customers of the Multiple Service Contracts refuse to execute new separate contracts, as set forth above, the Purchaser after Closing shall subcontract all of the Additional Services to the Company for the balance of the term of each Multiple Service Contract. The terms of the subcontract shall provide that the Company has the sole responsibility for providing the Additional Services and shall receive the entire payment made by the customer attributable to the Additional Services computed at the rate for the Additional Services set forth in the Multiple Service Contracts.

           Section 5.9 Non-Compete Agreements. The Assets include non-compete agreements executed by certain of the employees of the Jacksonville Business ("Non-Compete Agreements"). If the Non-Compete Agreements may not be legally assigned, Company shall enforce them at Purchaser's request, at the Purchaser's sole cost and expense. The Seller makes no representation or warranty that the Non-Compete Agreements are enforceable.

           Section 5.10  Curtis Hart Agreement. The Assets include an agreement between  the  Company  and Curtis  Hart  dated  January  15, 1998  ("Hart
      Agreement"). Under the Hart Agreement a fee of Fifteen Thousand ($15,000)
      Dollars  is due  to Curtis  Hart upon  a re-zoning  of the  Real Property
      ("Zoning Fee"). The Company agrees  to pay the Zoning Fee to  Curtis Hart when  it is due under the terms of  the Hart Agreement, regardless of its becoming due before or after the Closing. The Company shall pay all other fees due to Curtis Hart  under the Hart Agreement which first  become due prior to Closing and the Purchaser shall pay all other fees due to Curtis
      Hart under the Hart Agreement which first become due after the Closing.

           Section 5.11 Customer Contracts.

           (a) Section 1.4 of this Agreement provides that the Customer Contracts will be assigned directly to the Purchaser. At the Purchaser's request, the Company in lieu of assigning the Customer Contracts to Purchaser will (i) form a new wholly owned subsidiary having no liabilities and no assets, (ii) will assign the Customer Contracts to such new subsidiary ("Contract Subsidiary") and (iii) at the Closing will transfer all of the outstanding stock in the Contract Subsidiary to the Purchaser.

           (b) For purposes of this Agreement, the term "Canceled Customer Contract" shall mean all Customer Contracts which are terminated by a customer within sixty days of the Closing Date due to the customer objecting to the assignment of the Customer Contract from the Company and which are not replaced by the Purchaser with a new contract with the same customer within the same sixty day period. Purchaser shall provide Seller a list of all Canceled Customer Contracts on or before one hundred (120) days after the Closing Date. Seller shall have the night to inspect Purchaser's books and records during normal business hours to determine the validity of the Seller's list of Canceled Contracts. Within thirty days after the list of Canceled Customer Contracts are supplied to Seller by Purchaser, Seller shall pay to Purchaser an amount equal to (i) twelve times the monthly revenue of all Canceled Customer Contracts related to the Miami Business up to a maximum amount of One Hundred Thousand
      ($100,000) Dollars and (ii) twelve times the monthly revenue of all Canceled Customer Contracts related to the Jacksonville Business up to a maximum amount of Two Hundred Thousand ($200,000) Dollars.

                                      ARTICLE VI
                         Additional Agreements of Purchasers

           Section 6.1 Payment of Expenses. EESI will pay all expenses incurred by Purchasers in connection with the negotiation, execution and performance of this Agreement and the Collateral Documents. Seller will pay all expenses incurred by Seller in connection with the negotiation, execution and performance of this Agreement and the Collateral Documents.

           Section 6.2 Access to Records. The Purchasers shall give Seller and its representatives, from the date hereof until six years after the Closing Date, or until such time as the records have been disposed of in the ordinary course of Purchasers' business, full access during normal business hours upon reasonable notice to all of the properties, books, contracts, documents and records of the Purchasers pertaining, to the Assets, and to make available to Seller and its representatives all additional financial statements of and all information with respect to the Assets that Seller may reasonably request.

                                     ARTICLE VII
                               Conditions of Purchasers

           The obligations of Purchasers to effect the transaction contemplated by this Agreement shall be subject to the fulfillment at or prior to the time of Closing of each of the following items which are conditions to the Closing.

           Section 7.1 Compliance by Seller. The Seller shall have performed and complied with all material obligations and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing Date. All representations and warranties of Seller contained in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted by this Agreement and the Purchasers shall have received a Certificate duly executed by an officer of the Company as to the foregoing.

           Section 7.2 Litigation Affecting This Transaction. There shall be no actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Purchasers to own, operate or control the Assets which, in the judgment of the Boards of Directors of Purchasers, made in good faith and based upon advice of their counsel, makes it inadvisable to proceed with the transaction contemplated by this A Agreement.

           Section 7.3 Consents and Permit Transfers. All approvals, authorizations and consents required to be obtained shall have been obtained, and the Purchasers shall have been furnished with appropriate evidence, reasonably satisfactory to Purchasers, of the granting of such approvals, authorizations and consents. Purchasers shall have received evidence of the approval of the Permit Transfers by the appropriate regulatory authority, or shall have obtained new valid permits to operate the Transfer Station as it is currently being operated in the Business.

           Section 7.4 Fiscal Condition of Business. There shall have been no material adverse change in the results of operations or financial condition of the Company or the Business, and the Company shall have not suffered any material loss or damage to any of the Assets, whether or not covered by insurance, since the date of the Most Recent Balance Sheet.

           Section 7.5 Opinion of Counsel. Company shall have delivered to Purchasers the opinion of counsel, dated the Closing Date, in the form annexed hereto as Schedule 1.11(f).

           Section 7.6 Non-competition Agreement. Company shall have executed and delivered to Purchasers the Non-competition Agreement.

           Section 7.7 Due Diligence Investigation. As a condition of Closing, EESI shall be satisfied with the results of the due diligence investigation it has made concerning the Assets, the Business, and the Real Property within the time frame specified in Section 1.8(b).

           Section 7.8 Title Policy. Seller shall have provided the Owner's Policy.

                                     ARTICLE VIII
                                 Conditions of Seller

           The obligations of the Seller to transfer the Assets in accordance with this Agreement shall be subject to the fulfillment at or prior to the time of Closing of each of the following conditions:

           Section 8.1 Compliance by Purchasers. The Purchasers shall have performed and complied with all material obligations and conditions required by this Agreement to be performed or complied with by Purchasers prior to or at the Closing Date. All representations and warranties of Purchasers contained in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted by this Agreement and the Sellers shall have received a Certificate duly executed by an officer of each of the Purchasers as to the foregoing.

           Section 8.2 Payment. The Purchasers shall have delivered to the Company the Cash Payment in accordance with Section 1.3.

           Section 8.3 Consents. All approvals, authorizations and consents required to be obtained shall have been obtained, and the Seller shall have been furnished with appropriate evidence, reasonably satisfactory to them and their counsel, of the granting of such approvals, authorizations and consents.

           Section 8.4 Opinion of Counsel. Purchasers shall have delivered to Seller the opinion of counsel, dated the Closing Date, in the form annexed hereto as Schedule 1.10(f).

           Section 8.5 Assignment and Assumption Agreement. Purchasers shall have delivered to Seller such other documents as provided herein, including, without limitation, the Assignment and Assumption Agreement.

           Section 8.6 Litigation Affecting This Transaction. There shall be no actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Seller to own, operate, control or sell the Assets which, in the judgment of the Board of Directors of Seller, made in good faith and based upon advice of its counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

                                      ARTICLE IX
                                   Indemnification

           Section 9.1 Indemnification by Seller. The Seller agrees that it will indemnify, defend, protect and hold harmless the Purchasers and
      their   officers,   shareholders,  directors,   divisions,  subdivisions,
      affiliates,    subsidiaries,    parent,    agents,    employees,    legal
      representatives, successors and assigns from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but
      without  limitation,   reasonable  attorneys'   fees   and  expenses   of
      investigation) whether  equitable or legal, matured  or contingent, known
      or  unknown  to   the  Seller,  foreseen   or  unforeseen,  ordinary   or
      extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, as a result of or incident to: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties by the Seller, set forth in this
      Agreement  or   in  the  Collateral  Documents;   (b)  nonfulfillment  or
      nonperformance of any agreement, covenant or condition on the part of

      Seller made in this Agreement or in the Collateral Documents and to be performed by Seller before or after the Closing Date; (c) the imposition upon, claim against, or payment by the Purchasers of any liability or obligation of the Company other than the Assumed Liabilities; (d) the imposition upon, claim against, or payment by the Purchasers of any liability or obligation under any employee benefit plans, funds or programs (within the meaning of the Internal Revenue Code of the United States or the Employee Retirement Income Security Act of 1974, as amended) maintained by the Company, (e) those items set forth in Section 1.7, which Purchasers are not assuming any liability, and (f) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), (b), (c), (d) or (e) of this Section 9.1 of this Agreement has occurred.

           Section 9.2 Indemnification by Purchasers. The Purchasers each agree that they will each, jointly and severally, indemnify, defend, protect and hold harmless the Seller and its officers, shareholders, directors, subdivisions, affiliates, subsidiaries, parents, agents, employees, legal representatives, successors and assigns, as applicable, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to the Purchasers, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, as a result of or incident to: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties of Purchasers set forth in this Agreement or in the Schedules attached to this Agreement or in the divisions, Collateral Documents; (b) non-fulfillment or nonperformance of any agreement, covenant or condition on the part of Purchasers made in this Agreement or in the Collateral Documents and to be performed by Purchasers before or after the Closing Date, including without limitation the Assumed Liabilities; and (c) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a) or (b) of this Section 9.2 has occurred.

           Section 9.3 Procedure for Indemnification with Respect to Third Party Claims.

           (a) If any third party shall notify a party to this Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this Article IX, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced. Such notice shall state the amount of the claim and the relevant details thereof.

           (b)  Any  Indemnifying  Party will  have  the  right  to defend  the
      Indemnified  Party  against the  Third Party  Claim  with counsel  of its choice  reasonably satisfactory to the  Indemnified Party so  long as (i)
      the  Indemnifying Party notifies the Indemnified  Party in writing within fifteen business days after the Indemnified Party has given notice of the

      Third  Party  Claim  that  the  Indemnifying  Party  will  indemnify  the
      Indemnified Party pursuant to the provisions of Article IX, as applicable, from and against the entirety of any adverse consequences against and from which the Indemnified Party is indemnified pursuant to this Article IX (which will include, without limitation, all losses, claims, liens, and attorneys' fees and related expenses) the Indemnified Party may suffer resulting from, arising out of, relating to, in the natureof, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill indemnification obligations hereunder, (iii) the Third Party Claim involves only monetary damages and does not seek an injunction or equitable relief, (iv) settlement of, or adverse judgment with respect to the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

           (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in (but not control) the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which will not be unreasonably withheld). In the case of (c)(ii) or (c)(iii) above, any such consent to judgment or settlement shall include, as an unconditional .term thereof, the release of the Indemnifying Party from all liability in connection therewith.

           (d) If the conditions set forth in Section 9.3(b) above are or become unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim and any matter it may deem appropriate and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith, (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim (including attorneys' fees and expenses) and (iii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Parry may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article IX.

           Section 9.4 Procedure  for Non-Third Party Claims.  If any Purchaser
      or  Seller wishes  to make  a claim  for indemnity  under Section  9.1 or
      Section 9.2, as  applicable, and the claim does not arise  out of a third party notification  which makes the provisions of Section 9.3 applicable, the party desiring indemnification ("Indemnified Party") shall deliver to the parties from which indemnification is sought ("Indemnifying Party") a

      written demand for indemnification ("Indemnification Demand"). The Indemnification Demand shall state: (a) the amount of losses, damages or expensesto which the Indemnified Party has incurred or has suffered or is expected to incur or suffer to which the Indemnified Party is entitled to indemnification pursuant to Section 9.1 or Section 9.2, as applicable, and (b) the nature of the event or occurrence which entitles the Indemnified Party to receive payment under Section 9.1 or Section 9.2, as applicable. If the Indemnifying Party wishes to object to an Indemnification Demand, the Indemnifying Party must send written notice to the Indemnified Party stating the objections and the grounds for the objections ("Indemnification Objection"). If no Indemnification Objection is sent within forty-five (45) days after the Indemnification Demand is sent, the Indemnifying Party shall be deemed to have acknowledged the correctness of the claim or claims specified in the Indemnification Demand and shall pay the full amount claimed in the Indemnification Demand within sixty (60) days of the day the Indemnification Demand is dated. If for any reason the Indemnifying Party does not pay the amounts claimed in the Indemnification Demand, within thirty days of the Indemnification Demand's date, the Indemnified Party may institute legal proceedings as herein provided to enforce payment of the indemnification claim contained in the Indemnification Demand and any other claim for indemnification that the Indemnified Party may have.

           Section 9.5 Survival of Claims.

           (a) All of the respective representations and warranties of the Seller and Purchasers shall survive consummation of the transactions contemplated by this Agreement for eighteen months.

           (b) Notwithstanding the provisions of Section 9.5(a) above, which provide that representations, warranties and obligations expire after certain stated periods of time, if within the stated period of time, an Indemnification Demand is given, or a suit or action based upon representation or warranty is commenced, the Indemnified Party shall not be precluded from pursuing such claim or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim or action, by reason of the expiration of the representation or warranty.

           Section 9.6 Indemnification Threshold. No Indemnification Demand shall be made under this Article IX until such time that the party making an Indemnification Demand believes, in good faith, that it has a claim or claims for indemnity totaling One Hundred Thousand Dollars ($100, 000) or more, singly or in the aggregate, and no Indemnifying Party shall have any liability to an Indemnified Party until the damages to the Indemnified Party exceed a cumulative aggregate total of $100,000. Once cumulative aggregate damages exceed $100,000, the Indemnifying Party shall be liable for all damages to the Indemnified Party, including the first $100,000 of damages.

           Section 9.7 Limitation of Liability. Notwithstanding anything else contained herein to the contrary, the obligations of the Seller pursuant to the indemnification contained in Section 9.1 arising out of either the Jacksonville Business or the Miami Business, respectively, shall be limited to 75% of the value of the Cash Payment allocated to such Business, as applicable, pursuant to Schedule 1.11(b).

           Section 9.8 Prompt Payment. In the event that any party is required to make any payment under this Article IX, such party shall promptly pay the Indemnifying Party the amount so determined. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Article IX, the Indemnifying Party shall, nevertheless, pay when due such portion, if any, of the obligation as shall not be subject to dispute. The portion in dispute shall be paid upon a final and non-appealable resolution of such dispute. Upon the payment in full of any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any person with respect to the subject matter of such claim.

                                      ARTICLE X

                                   Other Provisions

           Section 10.1 Non-disclosure by Seller. Seller recognizes and acknowledges that it has in the past, currently has, and in the future will have certain confidential information relating to the Assets such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Business. Seller agrees that for a period of two (2) years from the Closing Date and as to any Records received by it under Section 6.2 of this Agreement, two (2) years from its receipt of the Records, it will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of the Seller, unless (i) such information becomes known to the public generally through no fault of Seller, (ii) the Seller is compelled to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) the Closing does not take place. In the event of a breach or threatened breach by Seller of the provisions of this Section, Purchasers shall be entitled to an injunction restraining Seller from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Purchasers from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

           Section 10.2 Non-disclosure by Purchasers. Purchasers recognize and acknowledge that they have in the past, currently have, and prior to the Closing Date, will have access to certain confidential information of the Company relating to the Business, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company. Purchasers, jointly and severally, agree that none of them will utilize such information in the business or operation of Purchasers, or any of their affiliates or disclose such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, unless (i) such

      information becomes known to the public generally through no fault of Purchasers or any of their affiliates (ii) Purchasers are compelled to disclose such information by a governmental entity or pursuant to a court proceeding or (iii) Closing takes place. In the event of a breach or threatened breach by Purchasers of the provisions of this Section, the Seller shall be entitled to an injunction restraining Purchasers from utilizing or disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting Seller from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

           Section 10.3 Assignment Binding Effect, Amendment. This Agreement and the rights of the parties hereunder may not be assigned (except after Closing by operation of law by the merger of Purchasers) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of Purchasers, and the Seller. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all parties hereto.

           Section  10.4  Entire  Agreement.  This  Agreement,  is  the  final, complete and exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as the Agreement. The Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior to contemporaneous discussions, correspondence, or oral or written agreements of any kind. The parties to this Agreement have relied on their own advisors for all legal, accounting, tax or other advice whatsoever with respect to the Agreement and the transactions contemplated hereby.

           Section 10.5 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

           Section 10.6 Notices. All notices or other communications required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

           (a)  If to Purchasers, addressed to them at:

                President
                1000 Crawford Place, Suite 400
                Mount Laurel, New Jersey 08054

                with a copy to:

                Robert M. Kramer & Associates, P.C.
                1150 First Avenue, Suite 900
                King of Prussia, Pennsylvania 19406


           (b)  If to Seller, addressed to it at:

                1502 Second Avenue, East
                Tampa, Florida 33605
                Attention: Mr. Joseph M. Williams

                with a copy to:

                Russell S. Thomas, Esq.
                Anderson & Orcutt, P.A.
                401 East Jackson Street, Suite 2400
                Tampa, Florida 33602

      Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Any party may change the address for notice by notifying the other parties of such change accordance with this
      Section 10.6.

           Section 10.7 Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida. Venue for any action brought under this Agreement or the Collateral Documents shall be in the courts of Dade County, Florida.

           Section 10.8 No Waiver. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.

           Section 10.9 Captions. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof

           Section 10.10 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

           Section 10.11 Construction. The parties have participated Jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" means included, without limitation

           Section 10.12 Extension or Waiver of Performance. Either the Seller or Purchasers may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement, provided that any such extension or waiver shall be in writing and signed by the Seller and the Purchasers.

           Section 10.13 Liabilities of Third Parties. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors, heirs, legal representative and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provisions give any third person any rights of subrogation or action over or against any party to this Agreement.

           Section 10.14 Disclosure on Schedules. The parties to this Agreement shall have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The obligations of the parties to amend or supplement the Schedules shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, the condition to Closing set forth in Section 7.1 shall not be satisfied, if the amendment or supplementation of any Schedule by Seller results in any of Seller's representations and warranties changing in a manner which the Purchaser in good faith believes is materially adverse to the Purchasers or the Assets.

           Section 10.15 Arbitration.

           (a) Each and  every controversy or claim arising out  of or relating to this Agreement shall be settled by arbitration in Miami, Florida, in accordance with the commercial rules (the "Rules") of the American Arbitration Association then obtaining, and judgment upon the award rendered in such arbitration shall be final and binding upon the parties
      and  may  be  confirmed  in   any  court  having  jurisdiction   thereof.
      Notwithstanding the foregoing, this Agreement to arbitrate shall not bar any party from seeking temporary or provisional remedies in any Court having jurisdiction if such party can establish irreparable harm. Notice of the demand for arbitration shall be filed in writing with the other

      party to this Agreement, which such demand shall set forth in the same degree of particularity as required for complaints under the Federal Rules of Civil Procedure the claims to be submitted to arbitration. Additionally, the demand for arbitration shall be stated with reasonable particularity with respect to such demand with documents attached as appropriate. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

           (b) The arbitrators shall have the authority and jurisdiction to determine their own jurisdiction and enter any preliminary awards that would aid and assist the conduct of the arbitration or preserve the parties' rights with respect to the arbitration as the arbitrators shall deem appropriate in their discretion. The award of the arbitrators shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrators with respect to each of the issues so submitted.

           (c) Within sixty (60) days after the commencement of any arbitration proceeding under this Agreement, each party shall file with the arbitrators its contemplated discovery plan outlining the desired documents to be produced, the depositions to be taken, if ordered by the arbitrators in accordance with the Rules, and any other discovery action sought in the arbitration proceeding. After a preliminary hearing, the arbitrators shall fix the scope andcontent of each party's discovery plan as the arbitrators deem appropriate. The arbitrators shall have the authority to modify, amend or change the discovery plans of the parties upon application by either party, if good cause appears for doing so.

           (d) The award pursuant to such arbitration will be final, binding and conclusive.

           (e) Counsel to the Purchasers and the Seller in connection with the negotiation of and consummation of the transactions under this Agreement, shall be entitled to represent their respective party in any and all proceedings under this Section or in any other proceeding (collectively, "Proceedings"). The Purchasers and the Seller, respectively, waive the right and agree they shall not seek to disqualify any such counsel in any such Proceedings for any reason, including but not limited to the fact that such counsel or any member thereof may be a witness in any such Proceedings or possess or have learned of information of a confidential or financial nature of the party whose interests are adverse to the party represented by such counsel in any such Proceedings.

           IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                    PURCHASERS

      ATTEST:                       Eastern Environmental Services, Inc.


      By:  /S/ ROBERT M. KRAMER     By:  /S/ ROBERT M. KRAMER
           ---------------------         ------------------------
           Secretary                     Name: Robert M. Kramer
                                         Title: Executive Vice President


      ATTEST:                       Eastern Environmental Services
                                    of Florida, Inc.


      By:  /S/ ROBERT M. KRAMER     By:  /S/ ROBERT M. KRAMER
           ---------------------         ------------------------
           Secretary                     Name: Robert M. Kramer
                                         Title: Vice President


                                    COMPANY

      ATTEST:                       Kimmins Recycling Corp.


      By:  /S/ MICHAEL D. O'BRIEN   By:  /S/ JOSEPH M. WILLIAMS
           ---------------------         ------------------------
           Secretary                     Name: JOSEPH M. WILLIAMS
                                         Title: President

                                    PARENT

      ATTEST:                       KIMMINS CORP.


      By:  /S/ MICHAEL D. O'BRIEN   By:  /S/ JOSEPH M. WILLIAMS
           ---------------------         ------------------------
           Assistant Secretary           Name: JOSEPH M. WILLIAMS
                                         Title: Secretary

                                    TRANSCOR

      ATTEST:                       TransCor Waste Services, Inc.

      By:  /S/ MICHAEL D. O'BRIEN   By:  /S/ JOSEPH M. WILLIAMS
           ---------------------         ------------------------
           Assistant Secretary           Name: JOSEPH M. WILLIAMS
                                         Title: President